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                                                                    Exhibit 10.4


                          MANAGEMENT SERVICES AGREEMENT

                           DATED AS OF MARCH 28, 2000,

                                 BY AND BETWEEN

                                CABOT CORPORATION

                                       and

                       Cabot Microelectronics Corporation

                                                                    Exhibit 10.4

                          MANAGEMENT SERVICES AGREEMENT

         This Management Services Agreement (this "Agreement") is executed as of the 28th day of March, 2000 by and between Cabot Corporation, a Delaware corporation ("Cabot"), and Cabot Microelectronics Corporation, a Delaware corporation ("CMC"). Notwithstanding the execution date hereof, this Agreement shall become effective upon the date of the Initial Public Offering (as defined below).

                                    RECITALS

         WHEREAS, CMC is issuing shares of Common Stock, $.001 par value per share ("Common Stock"), to the public in an offering registered under the Securities Act of 1933, as amended;

         WHEREAS, Cabot has heretofore directly or indirectly provided certain administrative, financial, management and other services to CMC and to its predecessor, the Microelectronics Materials Division of Cabot;

         WHEREAS, on the terms and subject to the conditions set forth herein, CMC desires to retain Cabot as an independent contractor to provide, directly or indirectly, certain of those services to CMC after the Contribution Date (as defined below); and

         WHEREAS, on the terms and subject to the conditions set forth herein, Cabot desires to provide, directly or indirectly, such services to CMC.

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Cabot and CMC, for themselves, their successors and assigns, hereby agree as follows:

                                    ARTICLE I
                                   DEFINITIONS


         Section 1.01. DEFINITIONS. As used in this Agreement, the following terms will have the following meanings, applicable both to the singular and the plural forms of the terms described:

         "Agreement" has the meaning ascribed thereto in the preamble hereto, as such agreement may be amended and supplemented from time to time in accordance with its terms.

         "Cabot Entities" means Cabot and its Subsidiaries and "Cabot Entity" shall mean any of the Cabot Entities.

         "Cabot Indemnified Person" has the meaning ascribed thereto in Section 4.01.


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         "Contribution Date" shall have the meaning ascribed thereto in the
Separation Agreement.

         "Distribution Date" means any date or dates, as the case may be, determined by Cabot, in its sole and absolute discretion, to be a date on which shares of CMC common stock held by Cabot are distributed in connection with the Distribution (as defined in the Initial Public Offering and Distribution Agreement).

         "Initial Public Offering" means the initial public offering by CMC of shares of CMC common stock as contemplated by the IPO Registration Statement (as defined in the Initial Public Offering and Distribution Agreement).

         "MMD Business" has the meaning ascribed to such term in the Separation Agreement.

         "Outsourced Service" has the meaning ascribed thereto in Section 2.03.

         "Person" means any individual, partnership, limited liability company, joint venture, corporation, trust, unincorporated organization, government (and any department or agency thereof) or other entity.

         "Separation Agreement" means the Master Separation Agreement, of even date herewith, among Cabot and certain of its subsidiaries and CMC pursuant to which, among other things, the MMD Business will be separated from the business and operations of Cabot.

         "Service Charges" has the meaning ascribed thereto in Section 3.01(c).

         "Services" has the meaning ascribed thereto in Section 2.01.

         "Subsidiary" means, as to any Person, any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting capital stock or other voting ownership interests is owned or controlled directly or indirectly by such Person or by one or more of the Subsidiaries of such Person or by a combination thereof; PROVIDED, HOWEVER, that any reference in this Agreement to a Subsidiary or Subsidiaries of Cabot shall not include CMC.

         Section 1.02. INTERNAL REFERENCES. Unless the context indicates otherwise, references to Articles, Sections and paragraphs shall refer to the corresponding articles, sections and paragraphs in this Agreement and references to the parties shall mean the parties to this Agreement.

                                   ARTICLE II
                          PURCHASE AND SALE OF SERVICES

         Section 2.01. PURCHASE AND SALE OF SERVICES. On the terms and subject to the conditions set forth in this Agreement and in consideration of the Service Charges


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described below, Cabot agrees to provide to CMC, and CMC agrees to purchase from
Cabot, the services described in Schedule I (the "Services"). At its option, Cabot may cause any Service it is required to provide hereunder to be provided by any Cabot Entity. Unless otherwise specifically agreed by Cabot and CMC, the Services to be provided by Cabot hereunder shall be substantially similar in scope, quality and nature to those provided to CMC prior to the Contribution
Date and shall be performed by the same or similarly qualified personnel; PROVIDED, HOWEVER, that the selection of personnel to perform the Services shall be at the sole discretion of Cabot; and PROVIDED, FURTHER, that, except as expressly provided in this Agreement, Cabot shall not be required to materially increase the volume, scope or quality of the Services provided to CMC beyond that which has been provided to the Microelectronics Materials Division of Cabot prior to the Contribution Date.

         Section 2.02. ADDITIONAL SERVICES. In addition to the Services to be provided by Cabot pursuant to Section 2.01, if requested by CMC, and to the extent that Cabot and CMC may mutually agree in writing, Cabot shall provide additional services (including services not provided by Cabot to the Microelectronics Materials Division of Cabot prior to the Contribution Date) to CMC. The scope of any such services, as well as the term, costs and other terms and conditions applicable to such services, shall be as mutually agreed by Cabot and CMC. Nothing herein shall create any obligation on the part of Cabot to provide any additional services.

         Section 2.03. SERVICES PERFORMED BY THIRD PARTIES. At its option, Cabot may cause any Service it is required to provide hereunder to be provided by any third party that is providing, or may from time to time provide, the same or similar services for Cabot (an "Outsourced Service"). Cabot shall remain responsible, in accordance with the terms of this Agreement, for performance of any Service it causes to be so provided.

         Section 2.04. IMPRACTICABILITY AND FORCE MAJEURE. Cabot shall not be required to provide any Service to the extent the performance of such Service becomes impracticable as a result of a cause or causes outside the control of Cabot or to the extent the provision of such Service would require Cabot to violate any applicable laws, rules or regulations. Cabot shall have no obligation to perform or cause the Services to be performed if its failure to do so is caused by or results from any act of God, governmental action, natural disaster, strike, failure of essential equipment or any other cause or circumstance beyond the control of Cabot or, if applicable, third party providers of services to Cabot (an "Event of Force Majeure"). Cabot will notify CMC of any Event of Force Majeure affecting its Services to CMC. Cabot agrees that following any Event of Force Majeure, CMC shall have no obligation to pay for the Services affected thereby and Cabot will use its reasonable best efforts to restore such Services.

                                   ARTICLE III
                                 SERVICE CHARGES


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         Section 3.01. SERVICE CHARGES(a) The charge for each Service provided to CMC hereunder directly by Cabot or any Cabot Entity shall be equal to all costs reasonably incurred by Cabot or any Cabot Entity in providing such Service. Such costs shall include, but are not limited to, appropriate allocation of overhead costs, personnel costs (e.g., compensation and fringe benefits ), travel, office costs, and incentive compensation costs associated with functions performing such Services.

         (b) The charge for each Outsourced Service provided to CMC hereunder shall be equal to all costs reasonably incurred by Cabot or any Cabot Entity in providing such Outsourced Service, including, without limitation, any reasonable third-party costs and expenses incurred by Cabot or any Cabot Entity on behalf of CMC. If Cabot incurs third-party costs or expenses on behalf of CMC as well as any Cabot Entity, Cabot will allocate any such costs or expenses in good faith between CMC and the various Cabot Entities on behalf of which such costs or expenses were incurred as Cabot shall determine in the exercise of its reasonable judgment. Cabot shall apply usual and accepted accounting conventions in making such allocations and Cabot or its agents shall keep and maintain such books and records as may be reasonably necessary to make such allocations. Cabot shall make copies of such books and records available to CMC upon request and with reasonable notice.

         (c) The parties intend that the Service charges referred to in paragraphs (a) and (b) above (collectively, the "Service Charges") will allow Cabot and any Cabot Entity to recover the fully allocated costs of providing the Services and Outsourced Services hereunder plus all out-of-pocket, third-party costs, charges and expenses, but without any profit to Cabot or any Cabot Entity.

         Section 3.02. INVOICING AND SETTLEMENT OF COSTS. (a) Cabot shall invoice CMC for all Service Charges for each calendar month within thirty (30) days following the end of such month, provided that any failure by Cabot to provide an invoice within such time period shall not relieve CMC of its obligation to pay an invoice received after such date. All invoices shall reflect in reasonable detail a description of the Service performed.

         (b) Subject to Section 3.02(c) below, CMC shall pay within thirty (30) days following its receipt of any invoice from Cabot pursuant to paragraph (a), without set-off, all amounts invoiced by Cabot during the preceding calendar month. If CMC fails to pay any monthly payment within sixty (60) days following its receipt of any invoice from Cabot pursuant to paragraph (a), CMC shall pay, in addition to the amount indicated in such invoice, interest on such amount at the prime interest rate as published in the Wall Street Journal plus 1% per annum compounded monthly for the period such amount remains unpaid.

         (c) In the event of a dispute as to the propriety of the amount invoiced, CMC shall pay all undisputed amounts, but shall be entitled to withhold payment of any amount in dispute (and shall not be obligated to pay interest on the amount so withheld) and shall endeavor to notify Cabot within ten (10) business days from receipt of any disputed


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invoice of the disputed amount and the reasons each such charge is disputed by
CMC, provided that the failure to so notify Cabot within such time period shall not prevent CMC from disputing such invoice. Cabot shall provide to CMC, or shall cause its Subsidiaries to so provide, records relating to the disputed amount so as to enable the parties to resolve the dispute. The parties shall use reasonable efforts to resolve any such dispute promptly.

         (d) Any invoice or payment not disputed in writing by either party within 180 days of such invoice or payment, as the case may be, shall be considered final and no longer subject to adjustment.

                                   ARTICLE IV
                    LIMITATION OF LIABILITY; INDEMNIFICATION

         Section 4.01. LIMITATION OF LIABILITY. CMC agrees that Cabot and each of its Subsidiaries and their respective directors, officers, agents and employees (each, a "Cabot Indemnified Person") shall only be liable to CMC for or in connection with the Services rendered or to be rendered by any Cabot Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Cabot Indemnified Person's actions or inactions in connection with any such Services or transactions for claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, gross negligence or willful misconduct on the part of any Cabot Indemnified Person.

         Section 4.02. INDEMNIFICATION OF CABOT BY CMC. CMC agrees to indemnify and hold harmless each Cabot Indemnified Person from and against any claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) arising out of or in connection with Services rendered or to be rendered by any Cabot Indemnified Person pursuant to this Agreement, the transactions contemplated hereby or any Cabot Indemnified Person's actions or inactions in connection with any such Services or transactions except for claims, damages, losses, obligations, liabilities, costs and expenses (including, without limitation, reasonable attorneys' fees) resulting from, or arising out of, breach of contract, gross negligence or willful misconduct on the part of any Cabot Indemnified Person.

                                    ARTICLE V
                              TERM AND TERMINATION


         Section 5.01. TERM. (a) This Agreement shall commence on the date of the Initial Public Offering, and shall continue until the earlier of (i) the Distribution Date or (ii) two years after the date of the Initial Public Offering (the "Initial Term"); provided, however, that Cabot and CMC may, by mutual agreement, provide for the continuation of certain services after the Distribution Date.


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         (b) Notwithstanding Section 5.02(a), the obligation of Cabot to provide legal Services under this Agreement shall automatically terminate on the date that Cabot ceases to own shares of Common Stock representing more than 50% of the outstanding shares of Common Stock.

         (c) Either party may terminate this Agreement with respect to any one or more of the Services if the other party shall have failed to perform any of its material obligations under this Agreement relating to any such Service or Services, the aggrieved party has notified the other party in writing of such failure, and such failure shall have continued for a period of 30 days after receipt by the other party of notice of such failure.

         Section 5.02. EFFECT OF TERMINATION. Other than as required by law, upon termination of any Service pursuant to Section 5.01 or Section 5.02, Cabot will have no further obligation to provide the terminated Service (or any Service, in the case of termination of this Agreement) and CMC will have no obligation to pay any fees relating to such Service or make any other payments hereunder; PROVIDED that notwithstanding such termination, (i) CMC shall remain liable to Cabot for fees owed and payable in respect of any Service provided prior to the effective date of the termination and (ii) the provisions of Articles III, V and VI shall survive any such termination.


                                   ARTICLE VI
                                  MISCELLANEOUS


         Section 6.01. PERFORMANCE UNDER ANCILLARY AGREEMENTS. Notwithstanding anything to the contrary contained herein, CMC shall not be charged anything under this Agreement for any Services that are specifically required to be performed under the Separation Agreement or any other Ancillary Agreement (as defined in the Separation Agreement) and any such other Services shall be performed and charged for in accordance with the terms of the Separation Agreement or such other Ancillary Agreement.

         Section 6.02. NO AGENCY. Nothing in this Agreement shall constitute or be deemed to constitute a partnership or joint venture between the parties hereto or constitute or be deemed to constitute any party the agent or employee of the other party for any purpose whatsoever and neither party shall have authority or power to bind the other or to contract in the name of, or create a liability against, the other in any way or for any purpose.

         Section 6.03. COMPANY AS SOLE BENEFICIARY. CMC acknowledges that the Services shall be provided only with respect to the business of CMC and its Subsidiaries as currently operated and as currently projected to be operated or as mutually agreed by the parties hereto. CMC shall not request performance of any Service for the benefit of any entity other than CMC and its Subsidiaries. CMC represents and agrees


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that CMC will use the Services only in accordance with all applicable federal, state and local laws and regulations, and in accordance with past practices. Cabot reserves the right to take all actions, including termination of any particular Service, that Cabot reasonably believes to be necessary to assure compliance with applicable laws and regulations. Cabot will notify CMC promptly of the reasons for any such termination of Services.

         Section 6.04. ENTIRE AGREEMENT. This Agreement (including the Schedule constituting a part of this Agreement) and any other writing signed by the parties that specifically references this Agreement constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements, understandings and negotiations, both written and oral, between the parties with respect to the subject matter hereof. This Agreement is not intended to confer upon any Person other than the parties hereto any rights or remedies hereunder.

         Section 6.05. INFORMATION. Subject to applicable law and privileges, each party hereto covenants and agrees to provide the other party with all information regarding itself and transactions under this Agreement that the other party reasonably believes are required to comply with all applicable federal, state, county and local laws, ordinances, regulations and codes, including, but not limited to, securities laws and regulations.

         Section 6.06. CONFIDENTIALITY. Each of Cabot and CMC agree to keep confidential and not disclose, and shall cause their respective subsidiaries and affiliates to keep confidential and not disclose, to any party or use for any purpose (other than the performance of this Agreement), any proprietary or other confidential information of the other party which is received pursuant to this Agreement ("Confidential Information"). Confidential Information shall be subject to the restrictions of this paragraph only if it is marked as confidential or proprietary or, if not disclosed in tangible form, the disclosing party notifies the recipient of its confidential or proprietary nature prior to its disclosure. For purposes of this Agreement, Confidential Information of a party does not include, and a party and a party's subsidiaries and affiliates will have no obligations under this provision with respect to, any information of the other party or any subsidiary or affiliate of the other party (the other party and subsidiaries and affiliates of the other party being referred to as the "receiving party") which:

         (i) is already known to the receiving party from a source other than the disclosing party as evidenced by competent proof thereof; or

         (ii) is or becomes publicly known through no wrongful act of the receiving party (in which event the receiving party's obligations under this Agreement in respect thereto shall terminate on the date such information enters the public domain); or

         (iii) is rightfully received by the receiving party from a third party without violation of any obligations of confidentiality owed by the third party to the disclosing party; or

         (iv) is disclosed by the disclosing party to a third party without restrictions on the third party's right to use or disclose such information; or


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         (v) is independently developed by employees or consultants of the receiving party without use of or reference to the disclosing party's Confidential Information; or

         (vi) is approved for release by written authorization of the disclosing party

         Section 6.07. PROTECTIVE ARRANGEMENTS. In the event that any party hereto (or any of its Subsidiaries) either determines on the advice of its counsel that it is required to disclose any information pursuant to applicable law or receives any demand under lawful process or from any governmental department, commission, board, bureau, agency or official to disclose or provide information of any other party hereto (or any of its Subsidiaries) that is subject to the confidentiality provisions hereof, such party shall notify the other party prior to disclosing or providing such information and shall cooperate at the expense of the requesting party in seeking any reasonable protective arrangements requested by such other party. Subject to the foregoing, the party that received such request may thereafter disclose or provide information to the extent required by such law (as so advised by counsel) or by lawful process or such governmental department, commission, board, bureau, agency or official.

         Section 6.08. NOTICES. Any notice, instruction, direction or demand under the terms of this Agreement required to be in writing will be duly given upon delivery, if delivered by hand, facsimile transmission, intercompany mail, or mail, to the following addresses:

         (a)      If to Cabot, to:

                  Cabot Corporation
                  75 State Street
                  Boston, Massachusetts  02109

                  Attention: Paul Zack
                  Telecopy No.:617-342-6303

         (b)      If to CMC, to:

                  Cabot Microelectronics Corporation
                  870 North Commons Drive
                  Aurora, Illinois  60504

                  Attention: Daniel Wobby
                  Telecopy No.:630-375-5593



or to such other addresses or telecopy numbers as may be specified by like notice to the other parties.


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         Section 6.08. GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the substantive internal laws of the State of Delaware.

         Section 6.09. SEVERABILITY. If any provision of this Agreement shall be invalid or unenforceable, such invalidity or unenforceability shall not render the entire Agreement invalid. Rather, the Agreement shall be construed as if not containing the particular invalid or unenforceable provision, and the rights and obligations of each party shall be construed and enforced accordingly.

         Section 6.10. AMENDMENT. This Agreement may only be amended by a written agreement executed by both parties hereto.

         Section 6.11. COUNTERPARTS. This Agreement may be executed in separate counterparts.


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         IN WITNESS WHEREOF, the parties have caused this Agreement to be signed by their duly authorized representatives.

                               CABOT CORPORATION

                               By:   /s/ Samuel W. Bodman
                                   ---------------------------------------------
                                    Name: Samuel W. Bodman
                                    Title:  Chairman and Chief Executive Officer


                       CABOT MICROELECTRONICS CORPORATION

                               By:   /s/ Matthew Neville
                                   ---------------------------------------------
                                    Name: Matthew Neville
                                    Title: President


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                                                                      SCHEDULE I

                           Cabot Corporation ("Cabot")
                   Cabot Microelectronics Corporation ("CMC")

                               MANAGEMENT SERVICES
                                    POST IPO

--------------------------------------------------------------------------------
   SERVICE
    AREA                                  DESCRIPTION
--------------------------------------------------------------------------------
Corporate            Continue to provide general corporate affairs services
Affairs              commensurate with past efforts
--------------------------------------------------------------------------------
SH&E                 Product Stewardship:  MSDS development; product regulatory status determination; product notification/product
                     registration; product toxicological determination; support during transition to new CMC.  Cabot Corporate SHE
                     Compliance Assurance Reviews. SH&E policies and
                     procedures, technical guidance.  Safety, Industrial
                     Hygiene Process Safety Management.
--------------------------------------------------------------------------------
Information          Planning: Requirements definition, architecture & software
Services             acquisition, infrastructure design & vendor selection,
                     contract negotiation support, and implementation. Establish spin-off environment (up to 1.25 FTE's): Applications;
                     integrator selection, co-lead project, participate in
                     CRP's, data bridging, technical support, Infrastructure;
                     support implementation, data design, project plan review,
                     vendor management.
--------------------------------------------------------------------------------
Legal                Continue to provide general corporate, intellectual
                     property, and legal management services commensurate with
                     past efforts..
--------------------------------------------------------------------------------
Human                Continue to provide general human resources commensurate
Resources            with past efforts. Assistance setting up all CMC benefit
                     plans.
--------------------------------------------------------------------------------
Finance              Continue to provide general finance services commensurate
                     with past efforts.
--------------------------------------------------------------------------------
Investor             Communication of CMC's strategy and performance to
Relations            investor community.
--------------------------------------------------------------------------------
Tax                  Continue to provide general tax services commensurate with past efforts.
--------------------------------------------------------------------------------
Treasury             Provide advice on other treasury-related issues (FX mgmt,
                     leasing, letters of credit, investments/pension, bank
                     relationships). Put in place cash mgmt structure and
                     systems (collection & disbursements).  Open


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
                     bank accounts in the U.S. and abroad. Negotiate and put in place credit agreements with banks.
--------------------------------------------------------------------------------
Controller           Cabot Corp. compliance reporting (government and SEC
                     filings, debt covenants). Accounting policies and
                     procedures, U.S. GAAP, and technical accounting guidance.
                     Ad hoc SEC reporting guidance. Coordination of Cabot & CMC earnings release and SEC filings.
--------------------------------------------------------------------------------
Insurance            Management and allocation of corporate insurance to CMC,
                     including but not limited to, excess liability, general
                     liability, workers comp, fire & business interruption,
                     auto, and aircraft insurance premiums.
--------------------------------------------------------------------------------


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